Exhibit 99.1

                 Pier 1 Imports Reports Third Quarter Earnings;
            Provides Sales and Earnings Guidance for Fourth Quarter

   FORT WORTH, Texas--(BUSINESS WIRE)--Dec. 14, 2004--Pier 1 Imports, Inc. (NYSE:PIR) today reported diluted earnings per share of $0.22 for the third quarter ended November 27, 2004, compared to $0.35 per diluted share for the year-ago period. Net income was $19,475,000, compared to last year's net income of $32,194,000. Sales for the third quarter were $487,729,000, a 1.1% increase over last year's $482,444,000, and comparable store sales declined 6.3%.
    For the nine months ended November 27, 2004, diluted earnings per share amounted to $0.47, compared to $0.76 per diluted share for the year-ago period. Net income for the nine months was $41,658,000, compared to last year's $69,692,000. Sales for the nine-month period amounted to $1,372,027,000, up 4.5% from $1,312,987,000 for the year-ago period, and comparable store sales declined 3.7%.
    Marvin J. Girouard, the Company's Chairman and Chief Executive Officer, said, "The third quarter was particularly difficult due to a challenging retail environment and Company-specific issues from marketing and merchandising programs that are in transition during the last half of the fiscal year. Although weak store traffic and high merchandise discounting has negatively affected short-term profits this year, we are implementing longer-term plans, such as SKU reductions, stronger visual merchandising and creative new marketing programs, to achieve improvements in sales and profitability. In the interim, we continue to carefully monitor inventories and control expenses.
    "At the end of the third quarter, cash and cash equivalents were $120 million. We continue to repurchase stock, and for the nine months ended November 27, 2004, we repurchased 3.0 million shares at a cost of $54.3 million. There is $115.4 million remaining in the Board-authorized repurchase program.
    "We recently made the decision to change the name of our Cargokids stores to Pier 1 kids. After testing a few stores with the new name, we experienced improved sales. Although the name Cargo had been around for over 20 years, we believe that Pier 1 has stronger brand recognition and are confident that the time is appropriate to convert all remaining stores to Pier 1 kids by March 2005."
    December comparable store sales are currently trending in the negative mid-single digits, and we project them to be in a range of -2% to -6% for the month. Fourth quarter projections for comparable store sales are expected to be in a range of negative mid-single digits. Gross profit projections for the fourth quarter are in a range of 39.2% to 40.0% of sales. Selling, general and administrative expenses are projected to be in a range of 25.2% to 26.0% of sales, resulting in diluted earnings per share in a range of $0.43 to $0.52 for the three months ending February 26, 2005. As a result, fiscal year 2005 diluted earnings per share projections are in a range of $0.90 to $0.99.
    The Company will host a conference call to discuss fiscal 2005 third quarter earnings at 10:00 a.m. Central Time today. A web cast is available on our website at www.pier1.com linking through to the "Investor Relations" page and the "Events" page, or you can dial into the conference at 706-643-0435, ID number 5459397. The teleconference will be held in a "listen-only" mode for all participants other than the Company's current sell-side analysts and buy-side investors. The replay will be available at about 12:00 p.m. (Central) for 24 hours and replay access can be dialed at 800-642-1687 or if international dial 706-645-9291 and reference the conference ID number 5459397.

    Any forward-looking projections or statements made in this press release should be considered in conjunction with the cautionary statements contained in the Company's most recently filed Form 10-Q for fiscal year 2005. Management's expectations and assumptions regarding planned store openings, financing of Company obligations from operations, results from its new marketing, merchandising and store operations strategies, and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties that may affect Company operations and performance include, among others, the effects of terrorist attacks or other acts of war, conflicts or war involving the United States or its allies or trading partners, labor strikes, weather conditions that may affect sales, volatility of fuel and utility costs, the general strength of the economy and levels of consumer spending, consumer confidence, the availability of new sites for expansion along with sufficient labor to facilitate growth, the strength of new home construction and sales of existing homes, the availability and proper functioning of technology and communications systems supporting the Company's key business processes, the ability of the Company to import merchandise from foreign countries without significantly restrictive tariffs, duties or quotas and the ability of the Company to source, ship and deliver items from foreign countries to its U.S. distribution centers at reasonable prices and rates and in a timely fashion. The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.
    Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1 Imports(R) stores in 50 states, Puerto Rico, Canada, and Mexico; The Pier(R) stores primarily in the United Kingdom; and Pier 1 kids(R) and Cargokids(R) stores.


                         Pier 1 Imports, Inc.
                      --------------------------

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands except per share amounts)
                              (unaudited)

                           Three Months Ended     Nine Months Ended
                           Nov. 27,  Nov. 29,   Nov. 27,    Nov. 29,
                             2004      2003       2004        2003
                           --------- --------- ----------- -----------

Net sales                  $487,729  $482,444  $1,372,027  $1,312,987

Operating costs and
 expenses:
   Cost of sales (including
    buying and store
    occupancy costs)        296,651   274,346     839,928     767,580
   Selling, general and
    administrative
    expenses                145,766   143,997     424,273     397,500
   Depreciation and
    amortization             14,520    13,140      42,038      37,564
                           --------- --------- ----------- -----------
                            456,937   431,483   1,306,239   1,202,644
                           --------- --------- ----------- -----------

     Operating income        30,792    50,961      65,788     110,343

Nonoperating (income) and
 expenses:
   Interest and investment
    income                     (384)     (462)     (1,204)     (1,623)
   Interest expense             249       322         798       1,344
                           --------- --------- ----------- -----------
                               (135)     (140)       (406)       (279)
                           --------- --------- ----------- -----------

     Income before income
      taxes                  30,927    51,101      66,194     110,622

Provision for income taxes   11,452    18,907      24,536      40,930
                           --------- --------- ----------- -----------

Net income                  $19,475   $32,194     $41,658     $69,692
                           ========= ========= =========== ===========

Earnings per share:
  Basic                       $0.23     $0.36       $0.48       $0.78
                           ========= ========= =========== ===========

  Diluted                     $0.22     $0.35       $0.47       $0.76
                           ========= ========= =========== ===========

Average shares outstanding
 during period:
  Basic                      86,155    89,005      87,232      89,520
                           ========= ========= =========== ===========

  Diluted                    87,845    91,588      89,129      91,803
                           ========= ========= =========== ===========


                         Pier 1 Imports, Inc.
                         --------------------

                      CONSOLIDATED BALANCE SHEETS
                  (in thousands except share amounts)
                              (unaudited)

                                November 27, February 28, November 29,
                                   2004         2004          2003
                                ------------ ------------ ------------
ASSETS

Current assets:
   Cash and cash equivalents,
    including temporary
    investments of $104,711,
    $208,984 and $164,136,
    respectively                   $119,672     $225,101     $178,731
   Beneficial interest in
    securitized receivables          52,717       44,331       51,237
   Other accounts receivable, net    24,594       14,226       20,243
   Inventories                      396,972      373,870      404,152
   Prepaid expenses and other
    current assets                   44,002       40,623       38,158
                                ------------ ------------ ------------
     Total current assets           637,957      698,151      692,521

Properties, net                     323,043      290,420      272,262
Other noncurrent assets              62,157       63,602       54,105
                                ------------ ------------ ------------
                                 $1,023,157   $1,052,173   $1,018,888
                                ============ ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Current portion of long-term
    debt                                 $-           $-       $6,000
   Accounts payable                 102,241      100,640      100,153
   Gift cards and other
    deferred revenue                 55,070       59,385       50,506
   Accrued income taxes payable       8,441       25,982       14,591
   Other accrued liabilities        103,494       93,881       98,923
                                ------------ ------------ ------------
     Total current liabilities      269,246      279,888      270,173

Long-term debt                       19,000       19,000       19,000
Other noncurrent liabilities         75,475       69,654       66,313

Shareholders' equity:
   Common stock, $1.00 par,
    500,000,000 shares authorized,
    100,779,000 issued              100,779      100,779      100,779
   Paid-in capital                  142,887      145,384      145,126
   Retained earnings                646,528      630,997      589,785
   Cumulative other
    comprehensive income              4,742        1,667        1,603
   Less -- 14,612,000,
    12,473,000 and 11,559,000
    common shares in treasury,
    at cost, respectively          (235,500)    (195,196)    (173,891)
                                ------------ ------------ ------------
                                    659,436      683,631      663,402
                                ------------ ------------ ------------
                                 $1,023,157   $1,052,173   $1,018,888
                                ============ ============ ============


                         Pier 1 Imports, Inc.
                         --------------------

                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)

                                             Nine Months Ended
                                          November 27,  November 29,
                                             2004          2003
                                         ------------- -------------

Cash flow from operating activities:
  Net income                                 $41,658       $69,692
  Adjustments to reconcile to net cash
   provided by operating activities:
    Depreciation and amortization             54,625        48,268
    Loss (gain) on disposal of fixed assets      604          (552)
    Deferred compensation                      5,784         4,876
    Lease termination expense                  1,851         2,992
    Tax benefit from options exercised
     by employees                              2,675         4,355
    Other                                      1,786         2,975
  Changes in cash from:
    Inventories                              (23,102)      (70,802)
    Other accounts receivable, prepaid
     expenses and other current assets       (19,169)      (18,477)
    Accounts payable and accrued expenses      4,506        31,076
    Accrued income taxes payable             (17,541)      (11,207)
    Other noncurrent assets                      548          (754)
                                        ------------- -------------
       Net cash provided by operating
        activities                            54,225        62,442
                                        ------------- -------------

Cash flow from investing activities:
  Capital expenditures                       (80,519)      (87,904)
  Proceeds from disposition of
   properties                                    951        33,953
  Net change in restricted cash                    -          (500)
  Beneficial interest in securitized
   receivables                                (8,386)      (12,049)
                                        ------------- -------------
       Net cash used in investing
        activities                           (87,954)      (66,500)
                                        ------------- -------------

Cash flow from financing activities:
  Cash dividends                             (26,127)      (19,683)
  Purchases of treasury stock                (54,281)      (52,292)
  Proceeds from stock options
   exercised, stock purchase plan and
   other, net                                  8,708        13,040
  Repayments of notes payable                      -          (390)
                                        ------------- -------------
       Net cash used in financing
        activities                           (71,700)      (59,325)
                                        ------------- -------------

Change in cash and cash equivalents         (105,429)      (63,383)
Cash and cash equivalents at beginning
 of period                                   225,101       242,114
                                        ------------- -------------
Cash and cash equivalents at end of
 period                                     $119,672      $178,731
                                        ============= =============

    CONTACT: Pier 1 Imports, Inc., Fort Worth
             Cary Turner, 817-252-8400